Exhibit 10.13

Shanghai Haichang Ocean Park 2024 Annual Cleaning Service Entrustment Contract

Party A: Shanghai Haichang Polar Ocean World Co., Ltd.

Party B: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Date of Execution: ____ Year ____ Month ____ Day

In accordance with the Civil Code of the People’s Republic of China and relevant laws and regulations, Party A and Party B, following the principles of equality, voluntariness, fairness, and good faith, hereby enter into this Contract regarding the entrustment of cleaning services for Shanghai Haichang Ocean Park to be undertaken by Party B, through mutual consultation, to be jointly observed.

Article 1 Basic Information of the Entrusted Project

1.1 Project Name: Shanghai Haichang Ocean Park Daily Cleaning Service Entrustment Project

1.2 Address: No. 166 Yinfei Road, Nanhui New Town, Pudong New Area, Shanghai

1.3 Total site area 297,145㎡, total building area 205,731㎡, above-ground building area 162,731㎡, underground building area 43,000㎡.

Article 2 Entrusted Service Content

I. Service Scope:

Party B’s service scope includes but is not limited to daily cleaning within Party A’s park area, high-altitude cleaning, dry and wet waste removal, recyclable waste sorting, and other work scopes recognized by Party A.

II. Specific service areas to be covered by Party B include but are not limited to:

1.	Park public areas, office and logistics areas (including hotels, office buildings, and dormitory buildings), including but not limited to natural granite floors, other floors, walls, background music speakers, glass, baseboards/panels, signage, service counters, workbenches, fire hose cabinets, ceilings, air vent grilles, lighting fixtures, fire doors, doors, windows, stainless steel, fire hydrants, signage, alarm bells, carpets, garbage removal, etc.

2.	Elevator cabins, including but not limited to ceilings and lighting, interior walls, doors, frames, button panels, door grooves, floors, etc.

3.	Various staircases, including but not limited to stainless steel, treads, steps, handrails, glass, etc.

4.	Fire evacuation passages, including but not limited to floors, walls, air vents, handrails, signage, glass windows, ceiling lights, etc.

5.	Outdoor plazas, including but not limited to plaza floors, various lighting fixtures, various advertising light boxes, service booths, various signs, finished seating, background music speakers, garbage bins, green spaces, flower pools, tree pools, water features, small items and flagpoles, manhole covers, rainwater covers, various supporting facilities, etc.

6.	Underground parking lots and various equipment rooms, including but not limited to floors, ceiling surfaces, daylight lamps, various pipelines, smoke detectors, temperature sensors, sprinklers, background music speakers, communication signal enhancement devices, air vents, columns, walls, wall lamps, manual alarm buttons, fire hydrants, doors, baseboards/panels, traffic facilities and equipment, fire control rooms, floors, manhole covers, restrooms, various signs, substations, warehouses, fan rooms, stairwells, garbage rooms, control rooms, office areas, toll booths, barrier machines, underground garage elevator lobbies, and fire passages, etc.

7.	Various exterior walls, including below 2 meters but not limited to domes, exterior walls, and glass of hotels, office buildings, dormitory buildings, and all venues, limited to daily dust removal, cobweb cleaning, and clear water washing operations. High-altitude cleaning in the park above 2 meters is limited to glass curtain walls, aluminum buckle plates, and ceramic tile exterior wall materials, specifically referring to hotels, dormitory buildings, Dolphin Theater, and Coral Jellyfish Pavilion. Exterior walls with texture coatings, painted finishes, etc., that Party B cannot handle due to insufficient cleaning process capabilities are not included in the high-altitude cleaning scope.

8.	Various exhibition halls, theaters/cinemas, and restaurants, including but not limited to Iceberg Arctic Pavilion, Sea Beast Exploration Pavilion, Underwater World Pavilion, Volcano Shark Pavilion, Ultraman Theme Pavilion, Antarctic Penguin Pavilion, Coral Jellyfish Pavilion, as well as Orca Theater, Walrus Theater, Dolphin Theater, Sky Screen Cinema, 4D Super Sensation Cinema, Dream Dessert House, Aurora Restaurant, and other venues, including entrances, queuing areas, pre-show areas, main performance areas, exit passages, seating, carpets, marble, acrylic, tracks, garbage removal, etc.

9.	Implicit work content in the aforementioned entrusted matters or work that should belong to Party B according to industry practices is included in the service scope.

Article 3 Contract Term

This Contract shall be effective from June 16, 2024 to December 31, 2025.

Article 4 Performance Bond

4.1 Party B shall transfer the performance bond to the account designated by Party A within three (3) working days after signing this Contract. The total performance bond under this Contract is RMB 50,000.00 (in words: Fifty Thousand Yuan Only). The performance bond shall be returned to Party B without interest within thirty (30) days after the normal termination or dissolution of the Contract by both parties, after deducting relevant amounts by Party A.

4.2 In case of Party B’s breach of contract, Party A has the right to deduct compensation or liquidated damages that Party B should bear from the performance bond, and such deducted amounts shall be deemed as compensation or liquidated damages paid by Party B to Party A. Party B shall replenish the performance bond within two (2) working days after Party A’s deduction. If Party B fails to replenish within the time limit, Party A has the right to unilaterally terminate this Contract without bearing any responsibility to Party B. The remaining performance bond shall be paid to Party A as liquidated damages. If Party A’s losses exceed the remaining performance bond, Party A has the right to claim compensation.

Party A’s account information is as follows:

Account Name: Shanghai Haichang Polar Ocean World Co., Ltd.
Bank: China Construction Bank Shanghai Lingang New Town Branch
Account No.:

Article 5 Fees and Payment Methods

5.1 During the Contract period, Party A shall pay the entrusted service fees to Party B on a “monthly settlement” basis. The monthly fee calculation method is: Monthly service fee per cleaner × number of cleaners confirmed for the month + unit price per square meter for high-altitude cleaning × high-altitude cleaning area confirmed for the month + temporary worker unit price × total temporary worker hours confirmed for the month - penalty fees for the month = monthly payable service fee including tax (applicable tax rate is 6%, inspection standards and penalties see Contract annexes, and various business charging standards see Annex I “Quotation List”).

The above service fee unit price is a one-time all-inclusive price, which already includes cleaning tool fees, labor costs, insurance, training fees, and other transportation, accommodation, meals, profits, taxes, and all other costs required for Party B to complete the cleaning service work under this Contract. Except as otherwise agreed in the Contract, Party A does not need to pay any other fees to Party B. The cleaning material brand list is detailed in Annex II “Cleaning Material Brand List.”

5.2 Payment Method and Time: Party B shall propose a cleaning service plan and the number of cleaning personnel according to Party A’s service requirements, which shall be confirmed after review by Party A. If Party A needs to adjust the number of cleaning personnel according to the off-peak and peak season passenger flow in the park, Party A shall notify Party B in writing one month in advance; if force majeure factors such as natural disasters require Party A to adjust the number of cleaning personnel, Party B shall respond quickly and actively cooperate upon receiving Party A’s notice; in the above circumstances, if the configured personnel work less than one month, settlement shall be made based on actual days. After Party B’s service ends each month, Party A shall conduct a monthly assessment of Party B’s service work on the 10th of the following month (postponed automatically if holidays or public rest days are encountered). After the assessment, settlement procedures shall be handled. Within 10 days after the settlement value is confirmed by Party A, Party B shall attach a special VAT invoice equal to the service fee (applicable tax rate is 6%). On the premise that all the above payment conditions are met, Party A shall pay the previous month’s fees to Party B by transfer before the 15th of the following month; otherwise, Party A has the right to refuse payment without bearing any responsibility.

5.3 Party B’s account information is as follows:

Account Name: Ruiwuhang (Shanghai) Facility Management Co., Ltd.
Bank: China Merchants Bank Shanghai Huai Zhong Branch
Account No.:

If the above account information changes, Party B shall notify Party A three (3) days in advance; otherwise, Party B shall bear all losses caused thereby.

5.4 Both parties agree to smoothly transition from the traditional service model to results-oriented performance-based services, with a transition period from June 14, 2024 to December 31, 2024.

5.4.1 Implementation of Performance-Based Services: Party A allows and supports Party B to explore service methods centered on achieving agreed performance goals rather than solely relying on fixed manpower. Specific performance goals shall be negotiated separately by both parties.

5.4.2 Party B may propose innovative measures through optimizing tools, technology, and processes to meet performance goals, but must obtain written confirmation from Party A before implementation.

5.4.3 Party A will conduct monthly assessments of Party B’s services. If services do not meet standards, Party B must provide a solution within twelve (12) hours after receiving notice. If Party B fails to provide such solutions within the time limit, or if the solutions provided by Party B are not satisfactory to Party A, Party A has the right to terminate the Contract without bearing any responsibility.

5.4.4 Party B shall report innovation and efficiency improvement plans quarterly. Party A actively supports and has the right to decide to adjust Contract terms based on innovation effectiveness.

Article 6 Party A’s Rights and Responsibilities

6.1 Party B shall provide a cleaning work plan and schedule simultaneously with the signing of this Contract. Party A has the right to review, modify, inspect, and supervise the cleaning work plan and schedule formulated by Party B and put forward relevant opinions. Party B shall execute according to the work plan and schedule determined by Party A. The cleaning work plan and schedule confirmed by Party A shall serve as an annex to this Contract.

6.2 Party A has the right to inspect, supervise, and assess the execution of Party B’s cleaning work, and has the right to propose rectification opinions for unqualified services.

6.3 Party A has the right to supervise and manage all behaviors of Party B’s staff within the jurisdiction, and may require Party B to replace personnel who do not meet standards for reasonable reasons. If Party B fails to replace within the time limit or still cannot meet Party A’s requirements after replacement, Party A has the right to terminate this Contract.

6.4 Within the jurisdiction agreed in this Contract, Party A has the right to require Party B to dispatch its staff to different work locations and positions as needed.

6.5 Party A has the right to assess the job responsibilities and work standards of Party B’s management personnel; has the right to provide relevant cleaning service education to Party B’s personnel according to operational needs.

6.6 With Party B’s consent, Party A may call upon Party B’s staff to complete other work outside the scope of the agreed services under this Contract. The resulting costs shall be negotiated separately by both parties.

6.7 Party A has the right to adjust the number of cleaning personnel according to operational needs, notifying Party B in writing one month in advance. The increase or decrease in service fees shall be calculated according to the pricing method determined in Article 5.1 of this Contract, and Party A shall not incur other additional costs.

6.8 Party A has the right to deduct liquidated damages, compensation, damages, and all other costs that Party B should bear from the amounts payable to Party B or from the performance bond.

6.9 Party A shall provide Party B with office space, warehouses, rest rooms, and lockers for the purpose of cleaning services free of charge (quantity and conditions subject to Party A’s provision), and shall be responsible for electricity and basic lighting in offices, warehouses, and rest rooms.

6.10 Party A shall provide Party B with walkie-talkies required for work free of charge (quantity subject to Party A’s provision).

6.11 Party A shall keep confidential Party B’s cleaning procedures, operational information, and other commercial secrets obtained in the performance of this Contract.

6.12 Party A shall pay Party B’s service fees on time in accordance with this Contract.

6.13 Party A shall be responsible for all energy consumption costs in cleaning work, such as water and electricity.

6.14 For all materials provided by Party A to Party B (including but not limited to the above materials), both parties must sign a material handover form. Upon termination or dissolution of the Contract, Party B must return the materials to Party A according to the list on the handover form. Except for normal material wear and tear, Party B shall be responsible for compensation for any man-made damage or waste caused by improper use.

Article 7 Party B’s Responsibilities

7.1 Cleaning personnel provided by Party B shall meet the following conditions and must provide Party A with relevant personnel identity files and resumes for filing with Party A’s corresponding management department:

(1) Junior high school education or above (including junior high school), with cleaning service capabilities, and no criminal record;

(2) Good appearance, healthy body, between 20 and 55 years old, male proportion not higher than 40%, female proportion not lower than 60%; 20-35 years old proportion not lower than 10%, 36-45 years old proportion not lower than 30%, 46-55 years old proportion not higher than 60%; provide medical examination report within 1 year (including hepatitis B three items) to prove physical health;

(3) Understanding of relevant laws and regulations, professional cleaning training, and certain relevant experience.

7.2 In performing the services stipulated in this Contract, Party B must assign management personnel to be responsible for the organization, management, and supervision of cleaning work, maintain contact with Party A’s cleaning supervisor at all times, and accept Party A’s business guidance. Any commitments, signatures, or confirmations made by Party B’s management personnel to Party A shall be deemed as Party B’s actions, and Party B shall bear responsibility.

7.3 Party B shall fully recognize that providing clean, tidy, safe, and maximally satisfactory services to Party A is Party B’s important obligation. Therefore, in cleaning work, Party B must complete work sincerely and faithfully. Party B must fully understand the strict management implemented by Party A to establish a high-quality service system. Party A may require Party B to immediately improve any dissatisfaction with the cleaning services provided by Party B to improve service levels to meet Party A’s requirements. All actions of Party B’s staff shall be deemed as Party B’s actions, and Party B shall bear responsibility, unrelated to Party A.

7.4 For the needs of Party B’s business operations, keys handed over to Party B by Party A according to prescribed procedures must be strictly kept by Party B and subject to Party A’s supervision at any time. If Party B causes losses to Party A due to improper key management, Party B must provide compensation.

7.5 When using office spaces and items provided by Party A, Party B shall use them carefully and keep them properly. If there is any damage or loss, Party B must provide compensation.

7.6 Party B must guarantee to dispatch senior company management personnel to Party A’s location to communicate with Party A no less than once per month, and provide comprehensive supervision and guidance on the business of on-site cleaning personnel.

7.7 During the performance of business by Party B, if any events that may endanger the personal or property safety of Party A or its employees, agents, or visitors are discovered, even if they do not fall within Party B’s business scope, Party B also has the responsibility to take prescribed legal actions within limits to avoid or promptly terminate the occurrence or continuation of such hazardous events, and immediately report to Party A’s relevant personnel.

7.8 Party B’s personnel must comply with Party A’s company rules and regulations and obey Party A’s management.

7.9 When working, Party B’s personnel must be neatly dressed, behave appropriately, handle cleaning affairs politely, and shall not smoke, chat, or eat during working hours.

7.10 Party B’s staff shall make their best efforts to complete their duties with an active and enthusiastic service attitude in accordance with the regulations of both Party A and Party B, ensuring both quality and establishing relevant work records. Party A may conduct spot checks at any time. If there are falsified, fabricated, or false records, or refusal of Party A’s spot checks, Party A has the right to terminate this Contract depending on the severity of the situation.

7.11 Party B’s staff must strictly follow Party A’s interview procedures upon entry. Party B’s staff must remain fixed and shall not hold concurrent positions. If Party B’s staff (including management personnel) resign, Party B must notify Party A seven (7) days in advance and go through corresponding procedures according to Party A’s regulations, and arrange suitable personnel to replace the departing staff; otherwise, Party A has the right to deduct the monthly service fee of the staff who resigned without cause and require Party B to bear liquidated damages of RMB 3,000-5,000. If Party B’s management personnel resign without cause and fail to return Party A’s items as required, Party A has the right to require Party B to bear compensation of three times the item’s quoted price, and simultaneously pay liquidated damages of RMB 3,000-5,000 to Party A; any labor disputes arising between Party B’s departing staff and Party B shall be handled by Party B itself.

7.12 Party B shall strictly comply with the attendance system stipulated by Party A, ensure the number of posts, and promptly allocate personnel if there are absences due to leave. If personnel cannot be allocated, Party B must explain the reasons to Party A in advance and ensure that service standards are not reduced. If Party B’s staff are absent, Party A has the right to directly deduct the corresponding fees payable to Party B. Attendance shall be the responsibility of Party B’s on-site supervisor, who shall submit the next month’s shift schedule and import forms to Party A before the 24th of each month for import into the fingerprint attendance system. Party A has the right to supervise Party B’s attendance. If attendance anomalies are found, RMB 50 shall be deducted from the monthly fee per person per occurrence.

If there are special working hours, both parties shall communicate and negotiate, and Party A’s confirmed attendance records shall prevail.

7.13 Party B must follow the staffing agreed by both parties. Party A will regularly inspect posts. If unauthorized absences or insufficient post numbers are found, Party A will deduct RMB 5,000-10,000 from Party B’s fees according to the severity of the situation.

7.14 During working hours, Party B shall not arbitrarily use Party A’s equipment, enter Party A’s office areas, equipment, or animal feeding areas arbitrarily, use Party A’s office phones arbitrarily except in emergencies, and must strictly keep Party A’s commercial secrets.

7.15 Party B’s staff shall actively assist Party A’s staff in handling theft and accidents. Party B shall give priority to Party A’s requests for assistance.

7.16 If disputes arise with tourists due to improper handling by Party B’s staff during working hours, Party B’s company must coordinate and handle them on its own. If the parties are dissatisfied with Party B’s handling opinions, leading to exposure by media, radio stations, and other news units, Party A has the right to pursue Party B for losses and impacts caused to Party A, and has the right to unilaterally terminate the Contract.

7.17 Party B’s staff shall assist Party A’s relevant personnel in regular inspections of fire prevention and anti-theft facilities. If alarms are discovered, Party B’s staff shall immediately report to Party A’s relevant management personnel and actively participate in pacification work according to instructions.

7.18 If Party A discovers that Party B’s staff have stolen Party A’s property or colluded with outsiders to steal, relevant legal procedures will be taken, and Party B shall compensate for the corresponding losses caused to Party A. Party A may deduct directly from the entrustment fees payable to Party B; for privately receiving personnel into the park free of charge, Party B shall bear compensation at three times the ticket price per person per occurrence, and Party A has the right to require Party B to replace violators; the aforementioned amounts will be deducted from the service fees paid by Party A to Party B. If the fees are insufficient, Party B must pay the compensation to Party A on the day of the incident.

7.19 If Party B violates Party A’s relevant management systems or fails to meet Party A’s required standards due to management level, causing accidents and economic losses, Party B shall be responsible for compensating Party A’s relevant losses, and Party A will deduct RMB 2,000-3,000 from Party B’s fees as compensation according to the severity of the situation.

7.20 Party B shall provide appropriate safety warnings and protection to avoid personal injury or property loss to Party A or third parties due to falls, etc. If Party A suffers losses or assumes liability to third parties for this reason, Party A has the right to claim compensation from Party B. If damage or loss of items provided by Party A is caused by Party B’s improper use or negligence during work, Party B must bear relevant repair costs or full compensation.

7.21 Party B shall be responsible for business training of its staff, strict management of equipment, and proper storage in designated storage locations provided by Party A.

7.22 Party B’s staff’s remuneration, insurance (including but not limited to social security, housing fund, personal accident insurance, medical insurance, etc.) shall be the sole responsibility of Party B, unrelated to Party A.

7.23 Party B is responsible for the personal and property safety of its staff. If Party B’s staff have disputes with any third party in the execution of matters agreed in this Contract, or cause injury or death to themselves or others or property loss, Party B shall be responsible for resolution, and the resulting compensation costs shall be borne by Party B, unrelated to Party A.

7.24 Party B is responsible for providing necessary equipment and facilities for its staff to perform work. Except for equipment explicitly agreed to be provided by Party A in this Agreement, other equipment, materials, and consumables shall be prepared by Party B itself at its own cost.

7.25 Party B guarantees that its staff have signed labor contracts with it, and confirms that there is no labor contract relationship between Party B’s personnel and Party A. Otherwise, if Party B’s personnel claim a labor contract relationship with Party A causing losses to Party A, Party B shall bear compensation liability; and Party A has the right to terminate this Contract.

7.26 Party B’s personnel must not disclose any confidential matters concerning Party A or the park learned during business operations to anyone; otherwise, Party B shall bear relevant liability.

7.27 Party B has the responsibility to provide necessary manpower, cleaning machines, equipment, tools, and sufficient cleaning materials to ensure the completion of this Contract, and ensure that the cleaning process complies with national hygiene and environmental protection requirements and adopts scientific methods and measures. Party B shall also pay attention to the tools and measures used to complete cleaning services to avoid damage to Party A’s equipment, facilities, or property.

7.28 Has the obligation to manage staff daily in accordance with laws and regulations. Must pay staff wages and benefits in accordance with national laws and regulations and the Contract, and shall not delay staff wages for any reason. If staff strikes or any other adverse effects on Party A are caused by delayed wages, a fine of RMB 10,000-20,000 shall be imposed each time, and Party A has the right to unilaterally terminate the Contract. If the penalty is insufficient to compensate for Party A’s losses, Party A has the right to require Party B to make up the difference.

7.29 Must handle all documents and various insurance required by laws and government departments for affiliated employees, as well as third-party liability accident insurance; otherwise, if any problems arise causing losses to Party A or third parties, Party B shall independently resolve and bear the costs. If Party A’s reputation is affected, Party B shall take all measures to restore Party A’s reputation and compensate for Party A’s losses.

7.30 Has the responsibility to conduct pre-job and on-the-job training for employees, effective assessment and inspection, and has the responsibility to conduct fire prevention, theft prevention training, and relevant legal education and moral supervision for employees.

7.31 Party B must provide Party A with chemical and biological disinfection qualification level certificates, special equipment operation certificates, and high-altitude operation certificates for high-altitude workers for Party A’s filing and record.

7.32 Party B promises to provide Party A with 10 barrels of chlorine granules and 20 barrels of moss cleaner free of charge during the Contract period.

7.33 If Party B’s staff discover emergencies such as electrical leakage or broken water pipes during working hours, they shall promptly notify Party A. If Party B’s staff delay notification causing losses to Party A, Party B shall bear compensation liability.

Article 8 Joint Responsibilities

8.1 Both Party A and Party B are companies formally established and validly existing according to Chinese law, enjoying all necessary powers and authorizations under the terms of this Contract, and fully and promptly performing all obligations under this Contract.

8.2 During the implementation of the above cleaning business, both Party A and Party B shall accept supervision and guidance from relevant government administrative authorities at any time in accordance with relevant laws and regulations.

8.3 Neither Party A nor Party B shall leak or disclose the contents of this Contract to third parties without the other’s consent, unless required by law, or only disclose to professionals employed by both Party A and Party B (including but not limited to lawyers, accountants, etc.); or only disclose responsibilities related to employees performing relevant contractual obligations under this Contract, which is not subject to this restriction.

8.4 The confidentiality responsibilities of Party A and Party B under this Contract are permanent. Regardless of the termination of this Contract for any reason, both parties are obliged to ensure that materials related to their cooperation are not disclosed.

8.5 If at any time Party A or Party B violates any of the above representations or warranties, or if any of the above or any other representations or warranties made in this Contract document become untrue or inaccurate in any respect, the resulting and consequential losses/damages to the other party shall be borne by the breaching party. The breaching party shall make full compensation to the non-breaching party within seven days after receiving written notice from the non-breaching party regarding such losses/damages.

Article 9 Contract Termination and Liability for Breach

9.1 Upon expiration of this Contract, if Party A and Party B wish to renew, they shall reach consensus through negotiation and confirm in writing thirty (30) days before the expiration of this Contract.

9.2 When this Contract cannot be performed or fully performed due to force majeure, Party A and Party B may terminate this Contract. “Force majeure” mentioned in this Contract refers to any unforeseeable, unavoidable, and insurmountable condition or circumstance that has actual or adverse effects on the performance of relevant clauses or supplementary clauses and conditions of this Contract by both parties (including preventing, hindering, or delaying contract performance), including but not limited to:

(1) Any government action;

(2) Any natural factors or other natural disasters, such as storms, floods, droughts, lightning strikes, earthquakes, or other natural calamities;

(3) Plagues, epidemics, or quarantine isolation;

(4) Acts of war (whether declared or not), malicious destruction, terrorist activities, or anti-government actions, states of war with foreign enemies, blockades, embargoes, civil unrest, political revolutions, rebellions, civilian uprisings, warlord rule, and attempts to usurp political power, etc.

If either Party A or Party B cannot perform the Contract due to force majeure reasons, they shall promptly notify the other party of the reasons for inability to perform or incomplete performance, and provide proof within seven (7) working days. After confirmation by the other party, delayed performance, partial performance, or non-performance of the Contract is permitted, and liability for breach of contract may be partially or fully exempted depending on the circumstances.

9.3 If Party B has any of the following circumstances, Party A has the right to terminate this Contract. Both parties shall settle fees based on the actual service period provided by Party B and the standards agreed in this Contract. Party B shall pay liquidated damages of 10% of the provisional amount of this Contract (to flexibly control costs to the maximum extent, Party A notifies Party B of the required number of cleaners and services based on the next day’s visitor volume. The total contract price is determined by Party A’s cleaning service budget). If the liquidated damages are insufficient to compensate for losses caused to Party A, Party B shall compensate for Party A’s losses (including but not limited to Party A’s direct economic losses, expected profit losses, and all expenses incurred for realizing claims such as attorney fees, preservation fees, litigation fees, notary fees, appraisal fees, investigation fees, etc.). Meanwhile, Party A’s termination of the Contract does not affect Party A’s right to require Party B to bear various liabilities for breach of contract and damages within the period recognized by Chinese law.

(1) Party B arbitrarily transfers cleaning staff;

(2) Party B’s cleaning staff leave their posts without cause for more than 8 hours;

(3) Party B’s cleaning staff cannot complete the matters agreed in this Contract, and after replacement by Party B, the reconfigured personnel still cannot complete the matters agreed in this Contract;

(4) Party B’s cleaning staff intentionally or with gross negligence cause losses to Party A;

(5) Party A is dissatisfied with Party B’s cleaning service level, and after Party A notifies twice or Party B violates other obligations and Party A sets a time limit for correction, Party B fails to correct or still fails to meet Party A’s requirements after correction;

(6) Party B’s cleaning services do not comply with relevant Chinese laws or Party B’s staff engage in illegal or criminal activities;

(7) The services provided infringe upon Party A or other third parties’ patent rights/trademark rights/proprietary technology/internet domain name rights/commercial secrets and other intellectual property rights and other rights;

(8) Party B or Party B’s property is subject to litigation preservation/auction/compulsory execution/investigation/rectification by administrative authorities/active or passive liquidation or reorganization, causing significant difficulties for Party B to perform this Contract, and Party B still cannot provide third-party performance guarantees after Party A gives a one-month grace period.

(9) Without Party A’s written consent, Party B transfers, subcontracts, or dismembers and subcontracts the cleaning services under this Contract to third parties.

9.4 During the Contract period, except for termination of this Contract due to Party B’s reasons, Party A has the right to terminate this Contract by notifying Party B in writing fifteen (15) days in advance due to actual needs. After Contract termination, both parties shall settle the cleaning service fees based on Party B’s actual working period, and Party A does not need to bear any compensation or indemnification.

9.5 If Party A discovers that Party B’s provided services do not comply with the service content stipulated in this Contract, or have any other problems, or do not comply with relevant national industry quality standards and service quality standards, requirements, and specifications recognized by both Party A and Party B, Party A has the right to raise objections. After Party A raises objections to Party B, Party B shall make corrections within seven days according to the service content agreed in this Contract, relevant national industry quality standards, or service quality standards and specifications recognized by both Party A and Party B. All costs and liabilities arising therefrom shall be borne by Party B.

9.6 If Party B unilaterally terminates this Contract, Party B shall pay liquidated damages of 10% of the provisional total amount of the Contract to Party A. If the liquidated damages are insufficient to compensate for losses caused to Party A, Party B shall compensate for Party A’s losses (including but not limited to Party A’s direct economic losses, expected profit losses, and all expenses incurred for realizing claims such as attorney fees, preservation fees, litigation fees, notary fees, appraisal fees, investigation fees, etc.).

9.7 If Party B has no breach of contract and Party A delays payment, for each day of delay, Party A shall pay compensation at the同期 LPR interest rate (one-year loan market quotation rate announced by the National Interbank Funding Center authorized by the People’s Bank of China) on the unpaid amount. Beyond this, Party A does not bear any other compensation or indemnification.

Article 10 Supplementary Provisions

Party A and Party B have reached consensus on the following Contract supplementary provisions:

10.1 Party B shall execute according to Party A’s customer service standard SOP and cleaning operation procedures. If there are areas needing improvement or supplementation, they must be demonstrated as feasible by both parties and confirmed by Party A before execution;

10.2 Based on service experience, Party B shall propose 3-4 characteristic service suggestions annually. After demonstration of feasibility by both parties, Party A has the right to select 2 for Party B to implement. Party B shall provide allowances to employees with characteristic skills (RMB 200-300/month);

10.3 Party B shall organize no less than 3 cleaning skill competitions annually, with incentive amounts no less than RMB 3,000 each time;

10.4 Party B shall submit monthly, quarterly, and annual cleaning training plans and courseware for Party A’s review and supervision of implementation;

10.5 Party B shall submit annual disinfection plan proposals and timely update physical rodent control plans for Party A’s review and supervision of implementation;

10.6 Party B shall maintain no less than 2 reserve personnel for grassroots management (team leader level), with allowances no less than RMB 200/person/month during the reserve period;

10.7 Party B shall replace on-site damaged, old, and customer-facing poor tools and equipment at its own expense, with Party A responsible for supervising implementation;

10.8 Regarding the on-site night staff digital management plan, Party B shall provide preliminary support. If demonstrated as feasible, Party A will invest in promotion and implementation;

10.9 Party A conducts monthly assessments of the on-site management team, and Party B rewards or punishes based on assessment results;

10.10 Party B shall arrange for management personnel (above on-site manager level) to visit the site once a month to work with Party A’s management personnel for communication and coordination.

Article 11 Dispute Resolution

Both parties shall perform the Contract in good faith. If disputes arise during Contract performance, Party A and Party B shall resolve them through negotiation. If negotiation fails, both parties choose to resolve through litigation in the people’s court with jurisdiction over Party A’s location.

Article 12 Notice

12.1 Any notice, requirement, or other communication made in accordance with this Contract must be in written form and delivered to the following communication address of the recipient listed in this Contract (or any other address designated by the recipient with five days’ prior written notice).

Party A’s Communication Address: No. 399 Songluo Road, Nanhui New Town, Pudong New Area, Shanghai
Contact Person: Gong Hongbin
Telephone: 15304111369
Fax: 20781117
Postal Code: 20081

Party B’s Communication Address: Room 108, Shangqi Office, No. 385 Yongjia Road, Tianping Road Street, Xuhui District, Shanghai
Contact Person: Chen Luocheng
Telephone: 15921530050
Fax: ____
Postal Code: ____

12.2 Notices, requirements, or other communications sent by one party shall be deemed delivered to the other party according to the following provisions:

(1) If sent by registered mail, deemed received seven days after posting;

(2) If delivered directly, deemed received upon delivery;

(3) If sent by express courier, deemed received three days after dispatch.

Article 13 Other Matters

13.1 At the time of signing this Contract, Party B must submit the following documents to Party A: business license, tax registration certificate, licenses, certificates, or documents required by laws and regulations and necessary for operating services, and other certificates and materials reasonably required by Party A.

13.2 The annexes to this Contract are necessary components of this Contract and have equal legal effect with the main text of this Contract.

13.3 Unless otherwise agreed in this Contract, without written consent from Party A/management, Party B shall not transfer rights/obligations under this Contract to third parties.

13.4 Matters not covered in this Contract, or any changes to this Contract, after consensus through negotiation by both parties, may be made through supplementary contracts in written form by both parties. Supplementary contracts have equal effect with this Contract and shall replace the revised Contract clauses.

13.5 Taxes and fees arising from the performance of this Contract shall be borne by Party A and Party B respectively according to law.

13.6 This Contract is written in Chinese. If Party A provides Party B with Chinese and English texts, the English text is for reference only. Party A does not guarantee that the content and meaning expressed in the English text are completely consistent with the Chinese text. If there are any conflicts or differences between the two texts, the Chinese text shall prevail.

13.7 The headings of the clauses in this Contract are for convenience of reference only and shall not be used to interpret Contract clauses.

13.8 The clauses of this Contract are reached through full negotiation and discussion by both parties and do not constitute standard terms of either party.

13.9 This Contract is made in seven (7) copies with equal legal effect. Party A holds five (5) copies, and Party B holds two (2) copies. This Contract takes effect immediately after being sealed by both parties.

Party A: Shanghai Haichang Polar Ocean World Co., Ltd.

Party B: Ruiwuhang (Shanghai) Facility Management Co., Ltd.

Authorized Representative: ________

Authorized Representative: ________

Signature (Official Seal): ________

Signature (Official Seal): ________

Date: ____ Year ____ Month ____ Day

Date: ____ Year ____ Month ____ Day